Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-71412) of Norpac Technologies, Inc. of our report dated September 22, 2005, which appears on page F-2 of the Company's annual report on Form 10-KSB for the year ended June 30, 2005.

“Virchow, Krause & Company, LLP”

Virchow, Krause & Company, LLP

Minneapolis, Minnesota
October 12, 2005